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                                                                   EXHIBIT 23.1





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59815) pertaining to the Precept Business Services, Inc. 1998 Stock Incentive Plan and Precept Business Services, Inc. 1996 Stock Option Plan of our report dated August 31, 1998, with respect to the combined financial statements of MBF Corporation and Mail/Source, Inc. included in Precept Business Services, Inc.'s Current Report (Form 8-K/A) dated September 11, 1998 for the year ended June 30, 1998.


                                       /s/ Ernst & Young LLP


Dallas, Texas
September 10, 1998